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                                       BY-LAWS

                                          OF

                                 BISHOP STREET FUNDS


SECTION 1.   AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of the Bishop Street Funds, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Boston, Massachusetts.

SECTION 2.   SHAREHOLDERS

2.1 ANNUAL MEETING. The Trust will not hold annual meetings of the shareholders.

2.2 SPECIAL MEETINGS. A special meeting of the Shareholders of the Trust or of any series or class may be called at any time by the Trustees, by the President or such other person or persons as may be specified in these By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series or class as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Each call of a meeting shall state the place, date, hour and purposes of the meeting. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.


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2.3  PLACE OF MEETINGS.  All meetings of the shareholders shall be held at such place within the United States as shall be designated by the Trustees or the president of the Trust.

2.4 NOTICE OF MEETINGS. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.5 VOTING POWERS. Each whole Share held entitles the holder of record to one vote for each dollar (carried forward to two decimal places) of net asset value of such Share as of the close of business on the record date for any meeting of Shareholders (or written consent in lieu thereof) at which such Share may be voted, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

     A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

2.6 QUORUM AND REQUIRED VOTE. A majority in interest of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then a majority in interest of the Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

     Except when a larger vote is required by any provisions of the Declaration of Trust or these By-Laws, a majority in interest of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority in interest of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.


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     A majority in interest shall mean 50.1% or more of total votes represented by all Shares entitled to vote and present at the meeting either in person or by proxy.

2.7 BALLOTS. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.8 PROXIES. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

2.9 ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 3.   TRUSTEES

3.1 COMMITTEES AND ADVISORY BOARD. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next annual meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

3.3 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given


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     to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4 NOTICE. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5 QUORUM. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

SECTION 4.   OFFICERS AND AGENTS

4.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3 ELECTION. The president, the treasurer and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

4.4 TENURE. The president, the treasurer and the secretary shall hold office for a one year term and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 PRESIDENT AND VICE PRESIDENTS. The president shall be the chief executive officer of the Trust. The president shall, subject to the control of the Trustees, have general charge and


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     supervision of the business of the Trust.  Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 CHAIRMAN OF THE BOARD. If a Chairman of the Board of Trustees is elected, he shall have the duties and powers specified in these By-Laws and, except as the Trustees shall otherwise determine, preside at all meetings of the shareholders and of the Trustees at which he or she is present and have such other duties and powers as may be determined by the Trustees.

4.7 TREASURER AND CONTROLLER. The treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the president. If at any time there shall be no controller, the treasurer shall also be the chief accounting officer of the Trust and shall have the duties and powers prescribed the Trust and shall have the duties and powers prescribed herein for the controller. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

     The controller, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

4.8 SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

SECTION 5.   RESIGNATION AND REMOVALS

Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


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SECTION 6.   VACANCIES

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

SECTION 7.   SHARES OF BENEFICIAL INTEREST

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

SECTION 8.   RECORD DATE

The Trustees may fix in advance a time, which shall not be more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

SECTION 9.   SEAL

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

SECTION 10.  EXECUTION OF PAPERS

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.


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SECTION 11.  FISCAL YEAR

The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.

SECTION 12.  REPORTS TO SHAREHOLDERS

The Trust shall send to each shareholder of record at least annually a statement of the condition of the Trust and of the results of its operation, containing all information required by applicable laws or regulations.

SECTION 13.  AMENDMENTS

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.


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